Exhibit 10.16
MFA FINANCIAL, INC.
EQUITY COMPENSATION PLAN

FORM OF PHANTOM SHARE AWARD AGREEMENT
(TIME BASED VESTING)

AGREEMENT, dated as of the __ of __________, 202_ (the “Grant Date”), by and between MFA Financial, Inc., a Maryland corporation (the “Company”), and ___________ (the “Grantee”).

WHEREAS, the Company maintains the MFA Financial, Inc. Equity Compensation Plan, as it may be amended from time to time (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee, as an employee of the Company or a subsidiary of the Company, is an Eligible Person;

[WHEREAS, the Company and the Grantee entered into that certain Employment Agreement, entered into as of November 26, 2019, as amended and restated as of February 22, 2021, and as further amended as of May 3, 2022 (as may be further amended and restated from time to time, the “Employment Agreement”);]1 and

    WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Phantom Shares to the Grantee subject to the terms and conditions set forth below.

    NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.     Grant of Phantom Shares.

The Company hereby grants the Grantee _________ Phantom Shares. The Phantom Shares are subject to the terms and conditions of this Agreement and are also subject to the provisions of the Plan. The Plan is hereby incorporated by reference as though set forth herein in its entirety.

2.     Vesting.

The Phantom Shares shall be subject to the terms and conditions set forth in this Section 2.

(a)     Except as otherwise provided herein, 100% of the Phantom Shares shall vest on __________ ___, 202_, (the “Vesting Date”) provided that the Grantee has not had a Termination of Service prior to such date.

(b)    The following terms shall apply in the event of Termination of Service:

    (i)    Subject to Section 2(b)(iv), in the event that, prior to the Vesting Date, the Grantee experiences a Termination of Service by the Company without Cause (as defined in the Employment Agreement) or a Termination of Service by the Grantee for Good Reason (as defined in the Employment Agreement), then, subject to Section 5(k) of the Employment Agreement relating to execution of a release, to the extent that the Phantom Shares otherwise would have vested during the 12 month period following the Grantee’s Termination of Service,
1 To be included for CEO and Co-CIOs only.

such Phantom Shares shall vest as of the date of the Grantee’s Termination of Service. Notwithstanding the foregoing, in the event that in connection with the Grantee’s Termination of Service with the Company, the Company is managed by an external manager pursuant to a management and advisory contract and such external manager has provided the Grantee with an offer of employment (A) on economic terms that are at least substantially equivalent in form and economic substance (and not in the aggregate) to those provided to the Grantee immediately prior to such Termination of Service and (B) on terms that would not be deemed to trigger Good Reason (an offer of employment that meets the requirements of (A) and (B), a “Qualifying Offer”), then, regardless of whether the Grantee accepts such offer of employment, this Section 2(b)(i) shall have no effect and the Grantee shall not be entitled to receive the vesting described in this Section 2(b)(i) or Section 2(b)(iv).

    (ii)    In the event the Grantee experiences a Termination of Service on account of death or Disability (as defined in the Employment Agreement) prior to the Vesting Date, then the Phantom Shares shall become fully vested as of the date of the Grantee’s Termination of Service; provided that in the event of the Grantee’s Disability, such vesting shall be subject to Section 5(k) of the Employment Agreement relating to execution of a release.

    [(iii)    In the event the Grantee experiences a Termination of Service on account of the Grantee’s voluntary resignation at a time when circumstances constituting Cause do not exist, and such Termination of Service is an Eligible Retirement (as defined below) then, subject to Section 5(k) of the Employment Agreement relating to execution of a release, the Phantom Shares shall become fully vested as of the date of the Grantee’s Termination of Service. For purposes of this Agreement, an “Eligible Retirement” means the Grantee’s Termination of Service without Good Reason and other than on account of death or Disability either (A) on or after age 65 or (B) on account of an Eligible Early Retirement. For purposes of this Agreement, “Eligible Early Retirement” means the Grantee’s Termination of Service prior to age 65 pursuant to a succession plan approved by the Board, which may include (but, for clarity would not necessarily require) the Grantee and the Company entering into a consulting or advisory agreement and the Grantee’s reasonable cooperation in providing transition services for a period of time following termination of employment; provided that, the Executive provides the Company with at least nine months prior written notice (or such shorter notice period as determined by the Board in its discretion) of the Grantee’s termination of employment (and continues in active employment during such notice period) and the Board approves such Termination of Service as an Eligible Early Retirement.]2

    (iv)    Notwithstanding the foregoing:

        (A)    In the event that, prior to the Vesting Date, the Grantee experiences a Termination of Service by the Company without Cause or a Termination of Service by the Grantee for Good Reason, in either case within 12 months following a Change of Control, then, subject to Section 5(k) of the Employment Agreement relating to execution of a release, the Phantom Shares shall become fully vested as of the Grantee’s Termination of Service.

        (B)    In the event that, prior to the Vesting Date, the Grantee experiences a Termination of Service by the Company without Cause, such Termination of Service occurs within three months prior to a Change of Control, and such termination is initiated by, at the request or suggestion of, or with the agreement of, the counterparty to the Change of Control, then, subject to Section 5(k) of the Employment Agreement relating to execution of a release, any Phantom Shares that did not become fully vested pursuant to Section 2(b)(i) shall become fully vested as of the date of such Change of Control.

        (C)    Notwithstanding the preceding clauses (A) and (B), in the event that a Change of Control occurs and immediately following such Change of Control, the Company is managed by an external manager pursuant to a management and advisory contract and such
2 To be included for the CEO and other employees as may be and to the extent so applicable.

external manager has provided the Grantee with a Qualifying Offer, then, regardless of whether the Grantee accepts such offer of employment, the preceding clauses (A) and (B) shall have no effect and the Grantee shall not be entitled to receive the vesting described in Section 2(b)(i) or this Section 2(b)(iv).

(c)    Except as otherwise provided in this Section 2 or as otherwise may be agreed to in writing between the Grantee and the Company, if the Grantee experiences a Termination of Service for any reason, any unvested Phantom Shares shall, with no further action, be forfeited and cease to be outstanding as of the Grantee’s Termination of Service.

3. Settlement.

Each vested and outstanding Phantom Share shall be settled in one share of Common Stock of the Company (a “Share”) within 30 days following the date on which such Phantom Share vests as set forth in Section 2 above (the “Settlement Date”), provided that, to the extent required by Section 409A of the Code, if the Change of Control described in Section 2(b)(iv)(B) does not constitute a “change in control event” for purposes of Section 409A of the Code, then the Settlement Date with respect to any Phantom Shares that vest in accordance with Section 2(b)(iv)(B) shall occur within 30 days following the Vesting Date. To the extent any payment described in this Section 3 is required to be delayed six months pursuant to the rules of Section 409A of the Code related to “specified employees,” such payment shall not be made before the date which is six months after the date of Grantee’s Termination of Service. Any delayed payment shall be made to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service (or within 30 days following the Grantee’s death, if earlier).

4. Dividend Equivalents.

In connection with the grant of the Phantom Shares made hereby, the Grantee has the right to receive, with respect to each outstanding Phantom Share (whether or not vested) that has not been forfeited in accordance with Section 2, cash in an amount equal to the cash dividend distributions declared on a Share to the Company’s stockholders (each, a “Dividend Payment”) during the period from the Grant Date through the Settlement Date. The Company shall make such cash payment to the Grantee within 15 days of the date on which the Dividend Payment is paid to the Company’s stockholders, and in any event no later than December 31 of the year in which the Dividend Payment is paid.

5. Miscellaneous.

(a) The value of a Phantom Share may decrease depending upon the Fair Market Value of a Share from time to time. Neither the Company nor the Committee, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the Phantom Shares. If the value of such Phantom Shares decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under the Plan and this Agreement.

(b) With respect to this Agreement, (i) the Phantom Shares are bookkeeping entries and the Grantee shall not have any rights of a shareholder with respect to Common Stock unless and until the Phantom Shares vest and are settled by the issuance of such Shares of Common Stock, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan). The award of Phantom Shares is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)    THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) The Committee may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Grantee.

(e) All notices hereunder shall be in writing and, if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Committee and, if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 5(e).

(f) The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g)    Nothing in this Agreement shall (i) confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or otherwise confer any additional rights or benefits upon the Grantee with respect to the Grantee’s employment with the Company or (ii) interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s service at any time.

(h)    If any change is made to the outstanding Common Stock or the capital structure of the Company, the Phantom Shares shall be adjusted in accordance with the Plan.

(i)    The Phantom Shares and the rights relating thereto shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on the Phantom Shares and the rights relating thereto shall be void.

(j)    The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Phantom Shares may be transferred by will or the laws of descent or distribution.

(k)    The Plan is discretionary and may be amended, suspended or discontinued by the Company at any time, in its discretion. The grant of the Phantom Shares in this Agreement does not create any contractual right or other right to receive any Phantom Shares or other Grants in the future. Future Grants, if any, will be at the sole discretion of the Company. Any amendment, suspension or discontinuation of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

(l)    The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

(m)    The Grantee shall be required to pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to the Phantom Shares. Except as may be otherwise permitted by the Committee, to satisfy such obligation, the Company shall withhold a number of Shares to be issued pursuant to this Agreement with an aggregate Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due; provided, however, that no Shares shall be withheld with an aggregate value exceeding the minimum amount of tax required to be withheld by law or such higher amount that does not result in adverse accounting treatment for the Company, as approved in advance by the Committee. Notwithstanding anything contained in the Plan or this Agreement to the contrary, the Grantee’s satisfaction of any tax withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to this Grant shall cause this Grant to be forfeited.

(n)    The Phantom Shares shall be subject to any applicable clawback policy implemented by the Board from time to time.
(o)    The Phantom Shares are intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code and administered in accordance with Section 27 of the Plan. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code. Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of the Grantee’s execution of a release, directly or indirectly, result in the Grantee designating the calendar year of payment of any amounts of deferred compensation subject to section 409A of the Code, and if a payment that is subject to execution of a release could be made in more than one taxable year, payment shall be made in the later taxable year.

(p)    This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto[; provided that, for the avoidance of doubt, Section 7(f) of the Employment Agreement, which provides for forfeiture of equity awards and repayment of any shares or other amounts received pursuant to equity awards in the event that the Grantee breaches his obligations under Section 7 of the Employment Agreement, shall apply to the Phantom Shares and any amounts paid to the Grantee pursuant to this Agreement, and is hereby incorporated by reference. In the event of any inconsistency between the terms of this Agreement and the Employment Agreement, the terms of this Agreement shall govern]3.
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3 To be included for CEO and Co-CIOs only and other employees as may be and to the extent so applicable.

    IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

                            MFA FINANCIAL, INC.

                            By: ______________________________
                             Name:
                             Title:

    The Grantee hereby agrees and acknowledges that (a) the Grantee will be bound by the terms and conditions of this Agreement and the Plan and (b) all determinations by the Committee will be final and binding on all persons.

                            _________________________________
                            Name: